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                                                                    EXHIBIT 11.1


                               autobytel.com inc.
                       Computation of Net Loss Per Share
                 (Amounts in thousands, except per share data)


                                                 Inception                  Years Ended
                                             (January 31, 1995)            December 31,
                                                     To         -----------------------------------
                                             December 31, 1995    1996        1997         1998
                                             -----------------  -------   ---------   -------------
Basic:
  Net loss                                        $(1,030)      $(6,035)   $(16,810)     $(19,398)
  Basic weighted average shares outstanding         8,250         8,252       8,291         8,423
                                                  -------       -------    --------      --------
  Basic net loss per share                        $ (0.12)      $ (0.73)   $  (2.03)     $  (2.30)
                                                  =======       =======    ========      ========
Diluted:
  Net loss                                        $(1,030)      $(6,035)   $(16,810)     $(19,398)
  Basic weighted average shares outstanding         8,250         8,252       8,291         8,423
Net effect of dilutive convertible preferred
   stock, stock options and warrants                   --            --          --            --
                                                  -------       -------    --------      --------
  Diluted weighted average shares outstanding       8,250         8,252       8,291         8,423
                                                  -------       -------    --------      --------
  Diluted net loss per share                      $ (0.12)      $ (0.73)   $  (2.03)     $  (2.30)
                                                  =======       =======    ========      ========